Exhibit 99.1

Harmonic Announces Updated Guidance for Second Quarter 2017 Results

SAN JOSE, Calif.-July 14, 2017-Harmonic Inc. (NASDAQ: HLIT), the worldwide leader in video delivery infrastructure, today announced updated guidance for the second quarter of 2017.

For the second quarter of 2017, the Company anticipates:
•GAAP net revenue in the range of $80.0 million to $82.0 million
•GAAP gross margins in the range of 41.0% to 42.0%
•GAAP operating expenses in the range of $62.0 million to $63.0 million
•GAAP operating loss in the range of $(29.0) million to $(28.0) million
•GAAP EPS in the range of $(0.41) to $(0.40)
•Non-GAAP revenue in the range of $80.0 million to $82.0 million
•Non-GAAP gross margins in the range of 48.0% to 49.0%
•Non-GAAP operating expenses in the range of $56.6 million to $57.6 million
•Non-GAAP operating loss in the range of $(18.1) million to $(17.1) million
•Non-GAAP EPS in the range of $(0.21) to $(0.19)

See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.

Bookings for the second quarter of 2017 are anticipated to be in the range of $90.0 million to $91.0 million. Cash and cash equivalents for the second quarter of 2017 ended at $52.8 million.

The updated guidance is based on preliminary results and remains subject to change in connection with the preparation of the unaudited financial statements for the quarter ended June 30, 2017.

“Market demand for video infrastructure delivered through software subscription and cloud services is accelerating,” said Patrick Harshman, president and chief executive officer of Harmonic. “During Q2 2017, with respect to our OTT SaaS business,

•	Total Contract Value (TCV) of bookings grew 90% sequentially from $4.0 million in Q1 2017 to $7.6 million in Q2 2017, representing 8% of total Company bookings, and

•	Annual Recurring Revenue (ARR) grew at 87% sequentially, from $3.1 million in Q1 2017 to $5.8 million in Q2 2017.
While this improvement in OTT SaaS activity reduced revenue and profitability for the quarter, we believe it will establish a trajectory for more predictable future financial performance in our Video segment. In our Cable Edge segment, we are now confident that the long investment period is nearly over, in part due to the achievement in Q2 of a significant field trial milestone with a major customer. Q2 operating expenses were primarily impacted by a shift in the timing of reimbursement for engineering spending by one of our large customers from Q2 to the current quarter. With accelerating momentum in our software businesses and resultant heightened confidence in our mid-to-long term growth trajectory, we have initiated re-organization efforts to align our operating expenses with transitioning demand to our Video OTT SaaS and CableOS solutions.”

The Company will release its unaudited second quarter 2017 financial results after the market close on Monday, July 31, 2017. Harmonic will also host a conference call that day at 2:00 p.m. Pacific (5:00 p.m. Eastern) to discuss these financial results and its outlook for 2017. A listen-only broadcast of the conference call will be accessible either from the Company's website at www.harmonicinc.com or by calling +1.800.240.9147 or +1.574.990.1032 (passcode 53385607). A replay of the conference call will be available after 4:30 p.m. Pacific at the same website address or by calling +1.855.859.2056 or +1.404.537.3406 (passcode 53385607).

About Harmonic Inc.
Harmonic (NASDAQ: HLIT) is the worldwide leader in video delivery infrastructure for emerging television and video services. Harmonic enables customers to produce, deliver, and monetize amazing video experiences, with unequaled business agility and operational efficiency, by providing market-leading innovation, high-quality service, and compelling total-cost-of-ownership. More information is available at www.harmonicinc.com.

Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectations regarding our net revenue, gross margins, operating expenses, operating loss, and earnings per share and bookings for the second quarter of 2017. Our expectations regarding these matters may not materialize, and actual results are subject to risks and uncertainties that could cause actual results to differ materially from the updated guidance set forth in this release. These risks include, in no particular order, the following: we have not completed the closing of our books for the second quarter of 2017 and, as a result, final amounts could differ for a variety of accounting and other reasons; the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace or will expire; a strong U.S. dollar may have a negative impact on our business in certain international markets; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the mix of products and services sold in various geographies and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite, telco, broadcast and media industries; customer concentration and consolidation; the impact of general economic conditions on our sales and operations; our ability to develop new and enhanced products in a timely manner and market acceptance of our new or existing products; losses of one or more key customers; risks associated with our international operations; risks associated with our CableOS™ and VOS™ product solutions, dependence on market acceptance of various types of broadband services, on the adoption of new broadband technologies and on broadband industry trends; inventory management; the lack of timely availability of parts or raw materials necessary to produce our products; the impact of increases in the prices of raw materials and oil; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in our markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; and the effect on our business of natural disasters. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2016, our most recent Quarterly Report on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

Use of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business, establish operating budgets, set internal measurement targets and make operating decisions.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Harmonic's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Harmonic's results of operations in conjunction with the corresponding GAAP measures.

The Company believes that the presentation of non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

The non-GAAP measures presented here are: revenue, gross profit, operating expenses, income (loss) from operations and net income (loss) (including those amounts as a percentage of revenue), and net income (loss) per diluted share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements provided with this press release. The non-GAAP adjustments described below have historically been excluded from our GAAP financial measures. These adjustments are Cable Edge inventory charges in connection with certain product lines, restructuring and related charges, non-cash items such as stock-based compensation expense, amortization of intangibles, non-cash interest expenses related to convertible debt, and adjustments that normalize the tax rate. The effects of stock-based compensation expense specific to common stock options are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant impact on our GAAP financial results.

The Company has also provided in this release the following non-GAAP financial measures:

Total Contract Value ("TCV") bookings for OTT SaaS are comprised of the total value of new customer contracts closed during a specified period, including license, maintenance and services contracts, that we believe to be firm commitments to provide our software solutions and related services. Bookings by their nature are significantly based on estimates and judgments that we make regarding total contract values, and bookings are not meant as a substitute measure for revenue in accordance with GAAP.

Annual Recurring Revenue ("ARR") is used to assess the trajectory of our OTT SaaS business. ARR means, as of a specified date, the contracted recurring revenue which includes both subscription and maintenance contracts (and excludes perpetual license, term license and service agreements) that are current and booked with a future start date. ARR should be viewed independently of revenue and any other GAAP measure.

CONTACTS:

Sanjay Kalra	Blair King
Chief Financial Officer	Investor Relations
Harmonic Inc.	Harmonic Inc.
+1.408.490.6031	+1.408.490.6172

Harmonic Inc.
GAAP to Non-GAAP Reconciliations on Business Outlook
(In millions, except percentages and per share data)

	Q2-2017 Financial Guidance
	Revenue	Gross Profit	Total Operating Expense	Loss from Operations	Net Loss
GAAP	$80.0 to $82.0	$33.5 to $34.5	$62.0 to $63.0	$(29.0) to $(28.0)	$(33.0) to $(32.0)
Cable Edge inventory write-off	—	3.2	—	3.2	3.2
Stock-based compensation expense	—	0.7	(3.4)	4.1	4.1
Amortization of intangibles	—	1.3	(0.8)	2.1	2.1
Restructuring and related charges and TVN integration costs	—	0.3	(1.2)	1.5	1.5
Non-cash interest expense related to convertible notes	—	—	—	—	1.4
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	4.1
Total adjustments	—	5.5	(5.4)	10.9	16.4

Non-GAAP	$80.0 to $82.0	$39.0 to $40.0	$56.6 to $57.6	$(18.1) to $(17.1)	$(16.6) to $(15.6)
As a % of revenue (GAAP)		41% to 42%	77% to 78%	(35)% to (34)%	(40%) to (39%)
As a % of revenue (Non-GAAP)		48% to 49%	70% to 71%	(22)% to (21)%	(21)% to (20)%
Diluted loss per share:
Diluted net loss per share-GAAP					$(0.41) to $(0.40)
Diluted net loss per share-Non-GAAP					$(0.21) to $(0.19)
Shares used to compute diluted loss per share:
GAAP and Non-GAAP					80.6